UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2015

Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland (Brandywine Realty Trust)	001-9106	23-2413352

Delaware (Brandywine Operating Partnership, L.P.)	000-24407 (Commission file number)	23-2862640 (I.R.S. Employer Identification Number)
(State or Other Jurisdiction of Incorporation or Organization)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)

(610) 325-5600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 13, 2015, Brandywine Operating Partnership, L.P., the limited partnership through which Brandywine Realty Trust, as sole general partner, owns its assets and conducts its operations, sold a portfolio of four properties containing an aggregate of 247,294 square feet (the "Properties") located in Wayne, Pennsylvania for a gross sales price of $37.5 million. We are not affiliated with the buyer, and the terms of the transaction were determined through arm's-length negotiations. The Properties were 86.5% occupied at closing and they were built between the years of 1984 and 1988. The individual listing of the Properties is shown below:

Property	No. of Buildings	Square Feet
565 Swedesford Road	1	55,456
575 Swedesford Road	1	66,265
585 Swedesford Road	1	43,683
595 Swedesford Road	1	81,890
Total	4	247,294
Item 9.01 Financial Statements and Exhibits.
(a) Pro Forma Financial Information
The unaudited pro forma consolidated balance sheets of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. as of June 30, 2015 and unaudited pro forma consolidated statements of operations of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. for the six months ended June 30, 2015 and for the year ended December 31, 2014, including notes thereto, are filed as Exhibit 99.1 hereto and incorporated herein by reference.
(b) Exhibits 99.1 Description
Exhibit 99.1 Unaudited pro forma consolidated balance sheets of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. as of June 30, 2015 and the unaudited pro forma consolidated statements of operations of each of Brandywine Realty Trust and Brandywine Operating Partnership L.P., for the six months ended June 30, 2015 and for the year ended December 31, 2015, including notes thereto.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

Brandywine Operating Partnership L.P.,
By:	Brandywine Realty Trust, its sole General Partner

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Executive Vice President and Chief Financial Officer

Date: August 19, 2015

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